                    Securities Act of 1933 File No.
                    (If application to determine eligibility of trustee
                    for delayed offering  pursuant to  Section 305 (b) (2))
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ________________
                                 FORM T-1

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)___________
                            __________________

                         THE CHASE MANHATTAN BANK
                          (National Association)
            (Exact name of trustee as specified in its charter)

                                13-2633612
                  (I.R.S. Employer Identification Number)

                1 Chase Manhattan Plaza, New York, New York
                 (Address of  principal executive offices)

                                   10081
                                (Zip Code)
                             ________________


                             TYSON FOODS, INC.
           (Exact  name of obligor as specified in its charter)

                                 DELAWARE
      (State or other jurisdiction of incorporation  or organization)

                                71-0225165
                   (I.R.S. Employer Identification No.)

                          2210 West Oaklawn Drive
                           Springdale, Arkansas
                 (Address of principal  executive offices)

                                   72762
                                (Zip Code)
                    __________________________________
                             Debit Securities
                    (Title of the indenture securities)
___________________________________________________________________________

Item 1.  General Information.

          Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.
            Comptroller of the Currency, Washington, D.C.

           Board of Governors of The Federal Reserve System, Washington, D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.
               Yes.

  Item 2.  Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility. *1. -- A copy of the articles of association of the trustee as now in effect .(See Exhibit T-1 (Item 12) , Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
              (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
    *3. -- Copies of authorizations of The Chase Manhattan Bank (National
              Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
    *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1
              (Item 12(a)), Registration No. 33-28806.)
    *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
    *6. -- The consents of United States institutional trustees required by
              Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
     7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

___________________

      *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                   NOTE

           Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

           Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                 SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 16th day March, 1995.





                                             THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION)





                                              By /s/ Timothy E. Burke
                                              -----------------------
                                              Timothy E. Burke
                                              Second Vice President

                                 Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                      The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on
December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.
Charter Number 2370 Comptroller of the Currency Northeastern District Statement of Resources and Liabilities
                                                                 Thousands
                         ASSETS                                      of
                                                                  Dollars
Cash and balances due from depository
institutions:
 Noninterest-bearing balances and currency and coin              $4,517,179
 Interest-bearing balances                                        7,001,642
Held to maturity securities                                       1,593,325
Available-for-sale securities                                     4,669,255
Federal funds sold and securities purchased under
agreements to resell in domestic offices of the
bank and of its Edge and Agreement subsidiaries,
and in IBFs:
 Federal funds sold                                               3,651,850
 Securities purchased under agreements to resell                          0
Loans and lease financing receivable:
 Loans and leases, net of unearned income         50,879,818
 LESS: Allowance for loan and lease losses         1,073,196
 LESS: Allocated transfer risk reserve                     0
 Loans and leases, net of unearned income, allowance and reserve 49,806,622
Assets held in trading accounts                                  13,112,807
Premises and fixed assets (including capitalized leases)          1,758,500
Other real estate owned                                             480,982
Investments in unconsolidated subsidiaries and                       55,722
associated companies
Customers' liability to this bank on acceptances outstanding        611,839
Intangible assets                                                   787,948
Other assets                                                      6,145,452
TOTAL ASSETS                                                    $94,193,123


                          LIABILITIES
Deposits:
In domestic offices                                             $29,536,028
 Noninterest-bearing                            $11,648,377
 Interest-bearing                                17,887,651
In foreign offices, Edge and Agreement subsidiaries, and IBFs    36,020,612
 Noninterest-bearing                              2,320,293
 Interest-bearing                                33,700,319
Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of
the bank and of its Edge and Agreement
subsidiaries, and in IBFs:
 Federal funds purchased                                          1,014,936
 Securities sold under agreements to repurchase                     678,033
Demand notes issued to the U.S. Treasury                            300,000
Trading liabilities                                               8,066,477

Other borrowed money:
 With original maturity of one year or less                       2,940,252
 With original maturity of more than one year                       427,525
Mortgage indebtedness and obligations under                          40,550
capitalized leases
Bank's liability on acceptances executed and                        616,531
outstanding
Subordinated notes and debentures                                 2,360,000
Other liabilities                                                 5,195,890
TOTAL LIABILITIES                                                87,196,834
Limited-life preferred stock and related surplus                          0


                        EQUITY CAPITAL
Perpetual preferred stock and related surplus                             0
Common stock                                                        915,576
Surplus                                                           4,656,010
Undivided profits and capital reserves                            1,478,713
Net unrealized holding gains (losses) on                            (64,959)
available-for-sale securities
Cumulative foreign currency translation adjustments                  10,949
TOTAL EQUITY CAPITAL                                              6,996,289
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL                                            $94,193,123

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                       (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein